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                                                                    EXHIBIT 10.4

                              Employment Agreement

                                       For

                               Harry H. Shearouse

         The following agreement is between the individuals desirous of forming a new bank in Effingham County (hereafter referred to as organizers) and Harry
H. Shearouse (hereafter referred to as interim president.)

         It is understood that the interim president will be responsible for taking the lead in the application and charter process. This involves completing all the paper work and coordinating the process with all regulatory agencies. He will be expected to work closely with the organizers, assisting them individually in any way he can, realizing he is accountable to them. After the application is approved, the interim president will be responsible for coordinating the sale of the new stock. Realizing that time is of the essence, he will make every effort to expedite the process.

         When the charter is approved, the interim president will have the authority to make all finale decisions in staffing the new bank, both officers and staff. He will be responsible for drafting the policies and procedures that are applicable to be approved by the Board of Directors and coordinating all activities as directed by the organizers to complete the opening of the new bank.

         The following items are accepted as a part of the interim presidents compensation packages:

         1. SALARY- A base salary of $ 80,000.00 will be paid until such time as all of the stock is sold at which time that base salary will increase to $ 90,000.00.

         2. INSURANCE- The cost of health insurance for the interim president and his immediate family will be paid by the organizers.

         3. LENGTH OF EMPLOYMENT- It is understood that this is a two (2) year agreement and should for some reason the proposed bank not open, their will be no obligation from either the organizers or interim president to continue this agreement.

         4. VACATION- Four (4) weeks vacation will be allowed for the interim president.


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         It is understood interim president is making no commitment to the organizers or directors of the proposed bank to work more than three (3) years after opening of said bank. He will assess his personal position at the time determining his future employment.

         The provisions in this agreement have been read and understood by both the organization and interim president and are hereby accepted this 12th day of February 1997.

/s/ D. G. Burns                          /s/ W. F. Rahn
--------------------------              -------------------------------
D. G. Burns                              W. F. Rahn


/s/ Jon G. Burns                         /s/ Thomas C. Strickland, Jr.
--------------------------               ------------------------------
Jon G. Burns                             Thomas C. Strickland, Jr.


/s/ Charles E. Hartzog                   /s/ Tom Triplett
--------------------------              -------------------------------
Charles E. Hartzog                       Tom Triplett

/s/ Philip M. Heidt                      /s/ J. Terrell Webb
--------------------------               ------------------------------
Philip M. Heidt                          J. Terrell Webb

/s/ C. Murray Kight
--------------------------
C. Murray Kight

/s/ Harry H. Shearouse
--------------------------
Harry H. Shearouse

         This Employment Agreement is hereby amended this 12th day of August, 1997 whereby every place in this contract where the term "interim president" is used is hereby replaced by the term "proposed president."

         Harry H. Shearouse              C. Murray Kight

         /s/ Harry H. Shearouse          /s/ C. Murray Kight
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